Exhibit 10.1

SETTLEMENT AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS

This Settlement Agreement and General Release of All Claims (“Agreement”) is made by and between Hoomaun Ataei (“Employee”) and Adaptive Medias, Inc. (the “Company”). The Company and Employee will collectively be referred to as the “Parties.”

1.             Various disputes (the “Disputes”) have arisen between Employee and Company, including, but not limited to, the following: by letter dated October 21, 2014, Employee indicated his intent to file a lawsuit against and/or seek relief from the Company for injuries alleged to be caused by Company. On or around November 5, 2014, Employee filed a complaint with the Department of Fair Employment and Housing (Matter Number: 410521-133960). Thereafter, the Parties agreed to attend mediation.

2.              The Parties now desire to resolve the above-referenced Disputes, and all issues raised or that could have been raised therein, without the further expenditure of time or the expense of contested litigation. Additionally, the Parties desire to resolve any known or unknown claims as more fully set forth below. For these reasons, they have entered into this Agreement.

3.              The Company expressly denies any violation of any federal, state or local statute, ordinance, rule, regulation, policy, order or other law. The Company also expressly denies any liability to Employee. This Agreement is the compromise of disputed claims and nothing contained herein is to be construed as an admission of liability on the part of the parties hereby released, or any of them, by whom liability is expressly denied. Accordingly, while this Agreement resolves all issues regarding the released parties referenced herein, it does not constitute an adjudication or finding on the merits of the allegations in the Disputes and is not, and shall not be construed as an admission by the released parties of any violation of federal, state, or local statute, ordinance, rule, regulation, policy, order or other law, or of any liability alleged in the Disputes. Moreover, neither this Agreement nor anything in it shall be construed to be or shall be admissible in any proceeding as evidence of or an admission by the released parties of any violation of any federal, state or local statute, ordinance, rule, regulation, policy, order or other law, or of any liability alleged in the Disputes. This Agreement may be introduced, however, in any proceeding to enforce the Agreement. Such introduction shall be pursuant to an order protecting its confidentiality if one is available.

4.             In consideration of and in return for the promises and covenants undertaken and the releases given:

a.           The Company agrees to cause to be paid to Employee, the law firm of Rehwald, Glasner & Chaleff (RGC), and Robert King (RGC and Robert King shall be referred to collectively as “Employee’s Attorneys”) the combined total sum of $170,000 (one hundred seventy thousand dollars), as well as 30,000 (thirty thousand) restricted shares and 25,000 (twenty five thousand) stock warrants as outlined below. The payments shall be made as follows:

(1) a check in the amount of $15,000 (fifteen thousand dollars) for alleged but disputed back pay, made payable to Employee, for which a Form W-2 shall be issued. Payment shall be due two weeks after the Effective Date of this Agreement (defined below in paragraph 21).

(2) a check in the amount of $41,084.62 (forty one thousand eighty four dollars and sixty two cents) for alleged general damages and emotional distress, made payable to Employee, for which a Form 1099 shall be issued. Payment shall be due two weeks after the Effective Date of this Agreement as defined below in paragraph 21.

(3) a check in the amount of $13,915.38 (thirteen thousand nine hundred fifteen dollars and thirty eight cents) for fees and costs, made payable to RGC, for which a Form 1099 shall be issued. Payment shall be due two weeks after the Effective Date of this Agreement (defined below in paragraph 21).

(4) monthly payments of $10,000 (ten thousand dollars) due on the first day of each month until the remainder of the total sum has been paid. The monthly payments shall be divided into separate checks for Employee and RGC, and a Form 1099 shall be issued for each payee. One monthly check, in the amount of $6,500 (six thousand five hundred dollars), shall be made payable to Employee for alleged emotional distress. A separate monthly check, in the amount of $3,500 (three thousand five hundred dollars), shall be made payable to RGC.

(5) the deposit of 24,000 (twenty four thousand) shares of Adaptive Medias, Inc. Restricted Stock into Employee’s brokerage account. The deposit shall be made on or before two weeks after the Effective Data of the Agreement. Also Employees previously expired options in the sum of 16,667 shall be extended one year at the strike price of $2,70.

(6) the deposit of 6,000 (five thousand one hundred) shares of Adaptive Medias, Inc. Restricted Stock into RGC’s brokerage account. The deposit shall be made on or before two weeks after the Effective Date of the Agreement

(7) the deposit of 20,000 (twenty thousand) warrants for Adaptive Medias, Inc. stock, with an exercise price of $1.98 (one dollar and ninety-eight cents) and an expiration date four years after the Effective Date of this Agreement into Employee’s brokerage account. Each warrant shall equal one share of stock. The deposit shall be made on or before two weeks after the Effective Date of the Agreement.

(9) the deposit of 5,000 (five thousand) warrants for Adaptive Medias, Inc. stock, with an exercise price of $1.98 (one dollar and ninety-eight cents) and an expiration date four years after the Effective Date of this Agreement into RGC’s brokerage account. Each warrant shall equal one share of stock. The deposit shall be made on or before two weeks after the Effective Date of the Agreement.

b.           Employee and the Employee’s Attorneys understand that until such time as the Restricted Stock may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Restricted Stock will bear a restrictive legend in substantially the following form: “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.” Six months after the date of the grant, the Restricted Stock may be sold by Employee and/or Employees’ Attorneys obtaining by their respective broker(s) by making a request to trade the shares. Upon receipt of such a request, Company will obtain and pay for a legal opinion, in the required form, that will allow the restricted legend to be released and instruct the transfer agent that it approves Employee or Employee’s Attorneys (or any one of them) ability to trade the stock. The Company shall take all actions required under this paragraph within ten (10) business days of any request for performance by Employee or Employee’s Attorneys.

c.           The Company agrees to take those actions necessary to complete the deposit of stock and warrants into the brokerage accounts listed above. The Company additionally agrees to take those same necessary actions for the shares granted to Employee prior to his termination.

d.           Employee acknowledges that the monies and other consideration described in paragraph 4a are not required to be paid by any policy or procedure of the Company and that Employee is entitled to these payments solely by virtue of the Agreement.

e.           The payments required under paragraph 4a shall be made as described in that paragraph, so long as Employee delivers to counsel for the Company a fully executed IRS Form W-4 and Employee and his counsel deliver to counsel for the Company fully executed IRS Forms W-9.

f.            The Company makes no representations as to the tax treatment or legal effect of the payments called for hereunder, and Employee is not relying on any statement or representation by Company in this regard. Employee understands and agrees that Employee will be solely responsible for the payment of any taxes and penalties assessed on the payments described in paragraph 4a and will defend, indemnify, and hold Company free and harmless from and against any claims resulting from treatment of such payments as non-taxable damages, including the treatment of such payment as not subject to withholding or deduction for payroll and employment taxes.

g.           CIRCULAR 230 DISCLAIMER. EACH PARTY TO THIS AGREEMENT (FOR PURPOSES OF THIS SECTION, THE “ACKNOWLEDGING PARTY”; AND EACH PARTY TO THIS AGREEMENT OTHER THAN THE ACKNOWLEDGING PARTY, AN “OTHER PARTY”) ACKNOWLEDGES AND AGREES THAT (1) NO PROVISION OF THIS AGREEMENT, AND NO WRITTEN COMMUNICATION OR DISCLOSURE BETWEEN OR AMONG THE PARTIES OR THEIR ATTORNEYS AND OTHER ADVISERS, IS OR WAS INTENDED TO BE, NOR SHALL ANY SUCH COMMUNICATION OR DISCLOSURE CONSTITUTE OR BE CONSTRUED OR BE RELIED UPON AS, TAX ADVICE WITHIN THE MEANING OF UNITED STATES TREASURY DEPARTMENT CIRCULAR 230 (31 CFR PT. 10, AS AMENDED); (2) THE ACKNOWLEDGING PARTY (A) HAS RELIED EXCLUSIVELY UPON HIS, HER OR ITS OWN, INDEPENDENT LEGAL AND TAX COUNSEL FOR ADVICE (INCLUDING TAX ADVICE) IN CONNECTION WITH THIS AGREEMENT, (B) HAS NOT ENTERED INTO THIS AGREEMENT BASED UPON THE RECOMMENDATION OF ANY OTHER PARTY OR ANY ATTORNEY OR ADVISOR TO ANY OTHER PARTY, AND (C) IS NOT ENTITLED TO RELY UPON ANY COMMUNICATION OR DISCLOSURE BY ANY ATTORNEY OR ADVISER TO ANY OTHER PARTY TO AVOID ANY TAX PENALTY THAT MAY BE IMPOSED ON THE ACKNOWLEDGING PARTY; AND (3) NO ATTORNEY OR ADVISER TO ANY OTHER PARTY HAS IMPOSED ANY LIMITATION THAT PROTECTS THE CONFIDENTIALITY OF ANY SUCH ATTORNEY’S OR ADVISER’S TAX STRATEGIES (REGARDLESS OF WHETHER SUCH LIMITATION IS LEGALLY BINDING) UPON DISCLOSURE BY THE ACKNOWLEDGING PARTY OF THE TAX TREATMENT OR TAX STRUCTURE OF ANY TRANSACTION, INCLUDING ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

5.             Employee acknowledges that he has been paid all wages and other final pay or amounts owed to him by the Company apart from the consideration defined in Paragraph 4.

6.             Employee represents and warrants that as of the date he signs this Agreement he has not filed any claim for workers’ compensation benefits and that he has not suffered and is not currently suffering from an injury incurred or aggravated in the course of his employment with the Company, except the alleged Disputes that are the subject of this Agreement. Employee agrees that should Employee bring any claims at any time against the Company for any payments or other benefits arising out of or relating to any occupational injury or disease the settlement funds described in Paragraph 4a above will be offset against the amount of any recovery Employee may obtain in connection with such claims.

7.             In consideration of and in return for the promises and covenants undertaken herein by the Company, and for other good and valuable consideration, receipt of which is hereby acknowledged: Employee does hereby acknowledge full and complete satisfaction of and does hereby release, absolve and discharge the Company and the Company’s parents, subsidiaries, affiliates, contractors, insurers, related companies and business concerns, past and present, and each of them, as well as each of their and the Company’s partners, trustees, directors, officers, partners, managers, committee members, advisory board members, agents, attorneys, servants and employees, past and present, and each of them (hereinafter collectively referred to as “Releasees” or “Released Parties”) from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, grievances, wages, vacation payments, obligations, commissions, overtime payments, debts, expenses, damages, judgments, orders and liabilities of whatever kind or nature in state or federal law, equity or otherwise, whether known or unknown to Employee (collectively, the “Claims”) which Employee now owns or holds or has at any time owned or held as against Releasees, or any of them, including specifically but not exclusively and without limiting the generality of the foregoing, any and all Claims, known or unknown, suspected or unsuspected by Employee: (1) arising out of or in any way connected with the Disputes; or (2) arising out of Employee’s employment with the Company or termination of employment with the Company other than claims or activities to enforce this Agreement; or (3) arising out of or in any way connected with any claim, loss, damage or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Releasees, or any of them, committed or omitted at any time on or before Employee signs this Agreement. Also without limiting the generality of the foregoing, Employee specifically releases the Releasees from any claim for attorneys’ fees, expenses and costs. EMPLOYEE ALSO SPECIFICALLY AGREES AND ACKNOWLEDGES THAT EMPLOYEE IS WAIVING ANY RIGHT TO RECOVERY BASED ON STATE OR FEDERAL AGE, RACE, COLOR, NATIONAL ORIGIN, PREGNANCY, SEX, MARITAL STATUS, RELIGION, VETERAN STATUS, DISABILITY,SEXUAL ORIENTATION, MEDICAL CONDITION OR OTHER ANTI-DISCRIMINATION LAWS, INCLUDING, WITHOUT LIMITATION, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE AMERICANS WITH DISABILITIES ACT AND THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, OR BASED ON THE FAMILY AND MEDICAL LEAVE ACT, THE WORKER ADJUSTMENT AND RETRAINING ACT, THE FAIR LABOR STANDARDS ACT AND THE CALIFORNIA LABOR CODE, ALL AS AMENDED, WHETHER SUCH CLAIM BE BASED UPON AN ACTION FILED BY EMPLOYEE OR BY A GOVERNMENTAL AGENCY. This release does not include a release of any agreement, contract, obligation or debt Employee may have to the Company for the purchase or possession of merchandise or services. Notwithstanding the foregoing, this Release does not apply to any claim that as a matter of law cannot be released.

8.              It is the intention of Employee in executing this instrument that it shall be effective as a bar to each and every claim specified in paragraph 7. In furtherance of this intention, Employee hereby expressly waives any and all rights and benefits conferred upon him by the provisions of Section 1542 of the California Civil Code and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims as herein above specified. Section 1542 provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Having been so apprised, Employee nevertheless hereby voluntarily elects to and does waive the rights described in Civil Code Section 1542 and elects to assume all risks for claims herein above specified that now exist in his favor, known or unknown.

9.             Employee agrees not to apply for, seek or accept employment with the Company and agrees to not apply for, seek, accept or maintain employment with any of the Company’s subsidiaries, divisions, affiliates, partners or parents, at any time on or after the Effective Date of this Agreement. Employee represents and warrants that Employee has not accepted or applied for or sought such employment. Further, Employee agrees that in the event such employment occurs in the future, this provision shall serve as adequate grounds for termination of that employment. Employee knowingly and voluntarily waives all rights Employee may have under federal and/or state law to continued employment or reinstatement to Employee’s employment with the Company.

10.           Employee agrees: (1) the terms and conditions of this Agreement, (2) any and all actions by Releasees taken in accordance herewith, and (3) Employee’s allegations as to wrongful conduct by the Company and the Releasees, are confidential, and shall not be disclosed, discussed or revealed by Employee to any other person or entity except Employee’s attorneys, accountants, taxing authority or as required by law. For purposes of this paragraph, “required by law” shall refer only to the circumstances where Employee has been served with a valid subpoena for testimony or documents and has thereafter been ordered by a court to comply with such subpoena or has been provided written consent to comply by the Company. Should Employee or Employee’s attorneys at any time be served with a subpoena that would arguably require disclosure of any of the confidential information covered by this paragraph, then Employee or Employee’s attorneys shall immediately contact “Human Resources” at hr@adaptivem.com to advise the Company of the subpoena so that the Company shall have adequate time to take those steps necessary to prevent disclosure. In the event any other person or entity asks Employee, or Employee’s attorneys, about the Disputes or about any complaints relating to the Parties’ association, Employee shall respond only that “the matters were amicably resolved” and/or “I have voluntarily moved on” and refuse to discuss any such matters further. In the event that Employee discloses to those authorized under this paragraph: (1) any of the terras and conditions of this Agreement; or (2) any of the actions taken by Releasees in accordance with this Agreement, then they shall also tell the persons authorized that they are not authorized to disclose the information to any other person. The Parties agree that should Employee, Employee’s attorneys or Employee’s accountants violate the confidentiality provisions of this Agreement, or should any other person at Employee’s direction or suggestion violate the confidentiality provisions of this Agreement, then the resulting damages to the Company would be extremely difficult or impossible to calculate; therefore, in the event of such violation, Employee shall pay to the Company $10,000 (ten thousand dollars) in liquidated damages for each and every violation as a reasonable estimate of the Company’s damages, and not as any penalty, for the harm suffered by the Company. Notwithstanding the foregoing, neither this Covenant, nor any provision of this Agreement, prevents Employee from filing a charge with the Equal Employment Opportunity Commission.

11.           The Parties acknowledge that, except as otherwise set forth herein, they are each responsible for their own attorneys’ fees and costs in connection with the Disputes. Nothing in this paragraph prevents the Parties from seeking attorneys’ fees and costs in seeking enforcement of this Agreement or as provided by Paragraph 17.

12.           This Agreement and all covenants and releases set forth herein shall be binding upon and shall inure to the benefit of the respective Parties hereto, their legal successors, heirs, assigns, partners, representatives, parent companies, subsidiary companies, agents, attorneys, officers, employees, directors and shareholders.

13.            The Parties hereto acknowledge each has read this Agreement, that each fully understands its rights, privileges and duties under the Agreement, and that each enters this Agreement freely and voluntarily. Each Party further acknowledges each has had the opportunity to consult with an attorney of his/its choice to explain the terms of this Agreement and the consequences of signing it.

14.            This Agreement constitutes the sole and entire agreement and understanding between the parties and supersedes all prior agreements and understandings between the Parties hereto. Employee acknowledges neither Company nor any agent or attorney of Company has made any promise, representation or warranty whatsoever, express or implied, written or oral, not contained herein concerning the subject matter hereof to induce him to execute this Agreement, and that he has not executed this Agreement in reliance on any promise, representation or warranty not expressly contained herein. This Agreement may be modified only with a written instrument duly executed by each of the parties hereto.

15.           This Agreement and the provisions contained herein shall not be construed or interpreted for or against any Party hereto because that Party drafted or caused that Party’s legal representative to draft any of its provisions.

16.           Employee acknowledges that he may hereafter discover facts different from, or in addition to, those that he now knows or believes to be true with respect to the claims herein released, and agrees the releases herein shall be and remain in effect in all respects as complete and general releases as to all matters released herein, notwithstanding any such different or additional facts.

17.           Employee represents and warrants that he has not heretofore assigned or transferred or purported to assign or transfer to any person, firm or corporation any claim or any other matter herein released. Employee agrees to indemnify and hold the Company harmless against any claim, demand, right, damage, debt, liability, account, action, cause of action, cost or expense, including attorneys’ fees actually paid or incurred, arising out of or in any way connected with any such transfer or assignment or any such purported or claimed transfer or assignment. Employee further represents and warrants that he has no pending claims, suits, or charges against Company and that he will not initiate arbitration.

18.           If any provision of this Agreement or application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provision or application. To this end, the provisions of this Agreement are severable.

19.           This Agreement shall be construed in accordance with, and be deemed governed by, the laws of the State of California.

20.           Without limiting the scope of this Agreement in any way, Employee certifies that this Agreement constitutes a knowing and voluntary waiver of any and all rights or claims that exist or that Employee has or may claim to have under the Federal Age Discrimination in Employment Act (“ADEA”), as amended by the Older Workers Benefit Protection Act of 1990 (“OWBPA”), which is set forth at 29 U.S.C. §§ 621, et seq. Employee has the opportunity to evaluate the terms of this Agreement for not less than twenty one (21) days prior to his execution of this Agreement (“Evaluation Period"). This Agreement does not govern any rights or claims that may arise under the ADEA after the date this Agreement is signed by Employee. Employee is advised to consult with an attorney before signing this Agreement. Employee understands and agrees that, by entering into this Agreement: (i) he has received consideration beyond that to which he was previously entitled; (ii) he has been advised to consult with an attorney before signing this Agreement; and (iii) he has been offered the opportunity to evaluate the terms of this Agreement for not less than the Evaluation Period. Employee understands that he may waive the Evaluation Period and elect an earlier Effective Date.

21.           Employee may revoke this Agreement at any time up to seven (7) calendar days following his signing of the Agreement, and this Agreement shall not become effective or enforceable until the revocation period has expired at 12:00:01 a.m. on the eighth calendar day following his signing of this Agreement (“Effective Date”). If Employee decides to revoke this Agreement, such revocation must be in writing to Jennifer B. Zargarof, Esq., Sidley Austin LLP, 555 W. Fifth Ave., 40th Floor, Los Angeles, California 90013 and received by her no later than 5:00 p.m. PST on the Effective Date. If Employee revokes this Agreement, he shall not be entitled to receive any aspect of the settlement funds described in Paragraph 4a.

22.           Employee represents that he is not a Medicare or Medicaid beneficiary and he does not have any children who are beneficiaries of the State Children’s Health Insurance Program (“SCHIP”). Employee agrees that the settlement funds described in paragraph 4a are not subject to any Medicare interests, including but not limited to liens. If Medicare (or the agency representing Medicare’s interests) later determines that it does have an interest in the payment to Employee under this Agreement, the satisfaction of such interest, if any, is the sole responsibility of Employee. Employee agrees to indemnify, defend and hold harmless Company and Company’s insurers, agents and attorneys, from any liens, fees, or penalties concerning Medicare, and from any action by Medicare seeking payment of past, current or future medical expenses for Employee.

23.           This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original and such counterparts shall together constitute one and the same Agreement.

24.           The Company is executing this Agreement for itself and on behalf of all other related Releasees.

25.           This Agreement shall be binding and enforceable on both parties and may be admitted into evidence notwithstanding the provisions of California Evidence Code sections 1115-1128 (mediation confidentiality).

26.           In the event of a breach of this agreement by a party or default and failure to cure after reasonable written notice of default in the payments by the Company, the parties understand that the other party may be required to file a lawsuit to enforce the provisions thereof. In any subsequent lawsuit to enforce this agreement brought by a party, this agreement shall be enforceable under the summary procedures provided for under Code of Civil Procedure section 664.6 for enforcing a settlement agreement, notwithstanding the fact that this agreement was entered into prior to the commencement of litigation on the underlying claims. In the event of any such action brought to enforce the terms of this agreement, the prevailing party shall be entitled to recover attorneys’ fees incurred in the enforcement of this agreement.

I have read the foregoing Settlement Agreement and General Release of All Claims and I accept and agree to the provisions contained therein and hereby execute it voluntarily and with full understanding of its consequences.

PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Date: April 30, 2015	/s/ HOOMAUN ATAEI
HOOMAUN ATAEI

Date: 5/11/2015	ADAPTIVE MEDlAS, INC

By:
Its:

ADDENDUM TO SETTLEMENT AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS

The parties agree that the Settlement Agreement and General Release of Claims (the “Agreement”) signed by Hoomaun Ataie on April 30, 2015 is clarified and amended as follows:

The provisions describing the deposit of shares and warrants into brokerage accounts in Paragraph 4 is clarified to provide that the shares and warrants shall be issued on the specified date and the deposits made after remaining steps in paragraph 4 are accord with the Agreement and applicable law. Specifically, provision (a)(5)-(9) are revised as follows:

(5) the issuance of 24,000 (twenty four thousand) shares of Adaptive Medias, Inc. Restricted Stock to Employee on or before two weeks after the Effective Date of the Agreement. Also, Employees previously expired options in the sum of 16,667 shall be extended one year at the strike price of $2,70.

(6) the issuance of 6,000 (six thousand) shares of Adaptive Medias, Inc. Restricted Stock to RGC on or before two weeks after the Effective Date of the Agreement

(7) the issuance of 20,000 (twenty thousand) warrants for Adaptive Medias, Inc. stock to Employee, with an exercise price of $1.98 (one dollar and ninety-eight cents) and an expiration date four years after the Effective Date of this Agreement. Each warrant shall equal one share of stock. The issuance shall occur on or before two weeks after the Effective Date of the Agreement.

(8) [mis-numbered 9 in the Agreement] the issuance of 5,000 (five thousand) warrants for Adaptive Medias, Inc. stock to RGC, with an exercise price of $1.98 (one dollar and ninety-eight cents) and an expiration date four years after the Effective Date of this Agreement. Each warrant shall equal one share of stock. The issuance shall occur on or before two weeks after the Effective Date of the Agreement.

(9) [deleted and replaced with 8]

All other provisions of paragraph 4 and the Agreement remain unaffected by this Addendum.

Date: May 21, 2015	/s/ HOOMAUN ATAEI
HOOMAUN ATAEI

Date: May 21, 2015	ADAPTIVE MEDlAS, INC

By:

Its:

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